As filed with the Securities and Exchange Commission on March 7, 2013
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CNOOC Limited
Issuer
(Exact Name of Registrant as Specified in Its Charter)
Hong Kong (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)
65th Floor, Bank of China Tower
One Garden Road, Central
Hong Kong
Tel +852 2213 2500
(Address and Telephone Number of Registrant’s Principal Executive Offices)

National Corporate Research, Ltd.
10 East 40th Street, 10th Floor
New York, NY 10016
(800) 221-0102
(Name, Address and Telephone Number of Agent For Service)

Copy to:
John Crowley Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4550

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.        ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.      ☐

CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered (1)	Amount To Be Registered (2) (3)	Proposed Maximum Aggregate Price Per Unit (2) (3)	Proposed Maximum Aggregate Offering Price (2) (3)	Amount Of Registration Fee (4)
Debt Securities Guarantees of Debt Securities	-	-	-	-
(1) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) Omitted pursuant to Form F-3 General Instruction II.F.
(3) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(4) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a pay as you go basis.

PROSPECTUS

CNOOC Limited

Debt Securities
Guarantees

We may from time to time offer to sell debt securities or guarantees. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

You should read this prospectus, the supplements to this prospectus and any incorporated documents carefully before you invest in any of our securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Prior to their issuance there will have been no market for the debt securities. We do not intend to apply for the listing of any series of debt securities on a national securities exchange.

Investing in our securities involves risk. You should carefully consider the risk factors incorporated in this prospectus by reference and described under the heading “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 7, 2013

TABLE OF CONTENTS

Page

About This Prospectus	1
CNOOC Limited	1
Risk Factors	1
Forward-Looking Statements	2
Where You Can Find More Information About Us	2
Incorporation of Documents by Reference	2
Ratio of Earnings to Fixed Charges	4
Use of Proceeds	4
Description of Debt Securities	4
Description of Guarantees	7
Plan of Distribution	7
Legal Matters	8
Experts	8

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the SEC), using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time in one or more offerings. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us.” We have not authorized anyone to provide you with different or additional information.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

CNOOC LIMITED

We are an upstream company specializing in the exploration, development and production of oil and natural gas. We are the dominant oil and natural gas producer in offshore China and, in terms of reserves and production, we are also one of the largest independent oil and natural gas exploration and production companies in the world.

We were incorporated with limited liability on August 20, 1999 in Hong Kong under the Hong Kong Companies Ordinance. The PRC government established CNOOC, our controlling shareholder, as a state-owned offshore petroleum company in 1982 under the Regulation of the PRC on the Exploitation of Offshore Petroleum Resources in Cooperation with Foreign Enterprises. CNOOC assumed certain responsibility for the administration and development of PRC offshore petroleum operations with foreign oil and gas companies. Prior to CNOOC’s reorganization in 1999, CNOOC and its various affiliates performed both commercial and administrative functions relating to oil and natural gas exploration and development in offshore China. In 1999, CNOOC transferred all of its then current operational and commercial interests in its offshore petroleum business, including the related assets and liabilities, to us. As a result, we and our subsidiaries are the only vehicles through which CNOOC engages in oil and gas exploration, development, production and sales activities both in and outside the PRC.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 20-F for the year ended December 31, 2011 under “Item 3. Key Information—Risk Factors”, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the

SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our reports on Form 6-K, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information About Us.”

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, may include forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Such forward-looking statements set forth anticipated results based on management’s plans and assumptions. From time to time, we also provide forward-looking statements in other materials we release to the public, as well as oral forward-looking statements. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast”, “goal”, “objective”, “aim”, and other words or terms of similar meaning, or by using future dates in connection with any discussion of future operating and financial performance, business plans or prospects, in-line products and product candidates, strategic review, capital allocation, and share-repurchase and dividend-rate plans. In particular, these include statements relating to future actions, business plans and prospects, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, interest rates, foreign exchange rates, the outcome of contingencies, such as legal proceedings, share-repurchase and dividend-rate plans, financial results and government regulation.

A list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 20-F for the fiscal year ended December 31, 2011.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. In addition, we are subject to the registration requirements of the Securities Exchange Act of 1934 and, in accordance with this act, we file reports and other information with the SEC. You may read and copy any of this information in the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the SEC’s Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or furnish to them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents filed with the SEC in the future under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until the offerings made under this prospectus are completed:

•
Our Reports on Form 6-K of CNOOC furnished to the SEC on April 20, 2012, April 24, 2012, April 25, 2012, April 26, 2012, April 27, 2012, May 11, 2012, May 24, 2012, May 25, 2012, May 29, 2012, May 31, 2012, June 4, 2012, June 18, 2012, July 23, 2012, July 25, 2012, August 3, 2012, August 6, 2012, August 8, 2012, August 10, 2012, August 14, 2012, August 20, 2012, August 21, 2012 with the consolidated financial results as of and for the six months ended June 30, 2012, August 27, 2012, August 31, 2012, September 19, 2012, September 21, 2012, September 26, 2012, October 11, 2012, October 19, 2012, October 22, 2012, October 24, 2012, November 21, 2012, December 6, 2012, December 10, 2012, December 21, 2012, December 28, 2012, January 16, 2013, January 28, 2013, January 30, 2013, February 12, 2013, February 19, 2013 and February 26, 2013.

•	Our Annual Report on Form 20-F for the year ended December 31, 2011 filed with the SEC on April 20, 2012.

•
All other documents we file pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the securities and, to the extent designated therein, reports furnished to the SEC on Form 6-K, in each case with effect from the date that such document or report is so filed or furnished.

Our Form 20-F contains a summary description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements have been prepared in accordance with International Financial Reporting Standards (or IFRSs, which also include International Accounting Standards (or IASs) and Interpretations) issued by the International Accounting Standards Board (or IASB), Hong Kong Financial Reporting Standards (or HKFRSs, which also include Hong Kong Accounting Standards (or HKASs) and Interpretations) issued by the Hong Kong Institute of Certified Public Accountants (or HKICPA), accounting principles generally accepted in Hong Kong and the Hong Kong Companies Ordinance.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus other than exhibits which are not specifically incorporated by reference into those documents. You can request those documents from:

CNOOC Limited
65th Floor, Bank of China Tower
One Garden Road, Central
Hong Kong
Tel +852 2213 2500

You should rely only on the information that we incorporate by reference or provide in this prospectus or the applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or any documents incorporated by reference therein are accurate only as of their respective dates.

RATIO OF EARNINGS TO FIXED CHARGES

(Unaudited)

		Year Ended December 31,
	Six Months Ended June 30, 2012	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	51.32	58.51	106.97	81.09	103.87	45.25

Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges, other than capitalized interest. Fixed charges include interest expense, including capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds (if any) from the sale of securities will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued in one or more series pursuant to an indenture. We may issue the debt securities as original issue discount securities, which will be offered and sold at a discount below their stated principal amount. A prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in a prospectus supplement relating to any of these types of debt securities. A prospectus supplement relating to indexed debt securities or foreign currency debt securities will also describe any additional tax consequences or other special considerations applicable to these types of debt securities.

In addition, the material specific terms particular to debt securities of each series and the related indenture will be described in the prospectus supplement relating to the debt securities of that series.

General

The debt securities will rank equally with all of our other unsecured and unsubordinated debt. We may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. We may reopen a previous issue of debt securities and issue additional debt securities of the series.

The prospectus supplement relating to any debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of the series to be issued;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	any restriction or condition on the transferability of the debt securities;

•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

•	provisions relating to the modification of the applicable indenture both with and without the consent of holders of debt securities issued under such indenture;

•	the place or places where notices and demands relating to the debt securities and the applicable indenture may be made;

•	the person to whom any interest on the debt securities will be payable, if other than the person in whose name that debt security is registered on the regular record date for such interest;

•
the date or dates on which the principal of the debt securities of the series is payable; and the right, if any, to shorten or extend the date on which the principal of any debt securities of the series is payable and the conditions to any such change;

•
the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the method by which such rate or rates will be determined; the date or dates from which such interest will accrue, the interest payment dates on which any such interest will be payable; and the regular record date, if any, for the interest payable on such debt securities;

•	the right, if any, to extend the interest payment periods;

•
the place or places where the principal of and any premium and interest on the debt securities will be payable and where holders may present the debt securities for registration of transfer, exchange or conversion; and whether, if acceptable to the trustee, any principal of such debt securities will be payable without presentation or surrender thereof;

•	any optional or mandatory redemption or early repayment provisions;

•	any sinking fund or other provision that would obligate us to repurchase all or part of the debt securities;

•	if other than denominations of $2,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;

•
if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of and any premium or interest on the debt securities will be payable and the manner of determining the equivalent in U.S. dollars;

•	if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•
if the principal of or any premium or interest on the debt securities is to be payable, at the election of the company or a holder thereof, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•	if other than the entire principal amount thereof, the portion of the principal amount of the debt securities which will be payable if maturity of the debt securities is accelerated;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance to the debt securities;

•
if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose under such debt securities or the indenture, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•
whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which the global debt securities may be exchanged for certificated debt securities and the depositary for such global debt securities;

•	any modification of the manner in which principal, premium, if any, or interest payable on any global debt securities will be paid, if other than in the manner specified in the indenture; and

•	any other terms of the debt securities.

The prospectus supplement relating to the debt securities of the series will be attached to the front of this prospectus.

Global Securities

We may issue the securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form in either temporary or permanent form.

The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to the applicable securities of that series. We anticipate that the following provisions will apply to all depositary arrangements.

Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants. The underwriters for the securities will designate the accounts to be credited. However, if we have offered or sold the securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have securities represented by global securities registered in their names;

•	will not receive or be entitled to receive physical delivery of securities in definitive form; and

•	will not be considered owners or holders of these securities under the indenture.

Payments of principal, any premium and interest on the individual securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the holder of that global security. Neither we, nor the trustee described in the applicable prospectus supplement, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary.

We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations if the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days or we, in our discretion, determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.

DESCRIPTION OF GUARANTEES

We will set forth, in the applicable prospectus supplement, a description of any guarantees that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;

•	through agents;

•	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

•	directly to one or more purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may sell the securities offered by this prospectus at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation in a prospectus supplement.

LEGAL MATTERS

Davis Polk & Wardwell LLP, our US counsel, will pass upon the validity of the offered securities with respect to United States Federal law and New York State law.

EXPERTS

The consolidated financial statements of CNOOC appearing in its Annual Report on Form 20-F for the year ended December 31, 2011, and the effectiveness of CNOOC’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of CNOOC for the six-month period ended June 30, 2012, incorporated by reference in this Prospectus, Ernst & Young reported that they have applied limited procedures in accordance with professional standards for a review of such information. Their report dated August 21, 2012, included in CNOOC's Report on Form 6-K for the six-month period ended June 30, 2012, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied.

PART II OF FORM F-3

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

Under the Hong Kong Companies Ordinance (Cap 32) (the “Ordinance”) a company may indemnify and purchase insurance for any director or officer of the company. In accordance with the Ordinance, however, directors and officers are not indemnified against any liability arising out of negligence, default, breach of duty or breach of trust with respect to the company, unless such liability is incurred in defending any proceedings, whether civil or criminal, in which judgment is given in the director’s or officer’s favor, or in which the director or officer is acquitted, or in connection with any application in which relief is granted to the director or officer by the court pursuant to the Ordinance from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company.

Pursuant to our Articles, we have agreed to indemnify our directors and officers, to the extent permitted by the Ordinance, against all liabilities and expenses that such persons may incur in the execution of their respective office. In addition, we maintain a director’s and officer’s insurance policy and our officers and directors are covered by this insurance (with certain exceptions and limitations), which indemnifies them against losses for which we grant them indemnification and for which they become legally obligated to pay on account of claims made against them for “wrongful acts” committed before or during the policy period.

Item 9.  Exhibits

Exhibit Number	Description of Document
4.1	Indenture, dated as of May 4, 2007, between Nexen Inc. and Deutsche Bank Trust Company Americas, as Trustee.
4.2	First Supplemental Indenture, dated as of May 4, 2007, between Nexen Inc. and Deutsche Bank Trust Company Americas, as Trustee.
4.3	Second Supplemental Indenture, dated as of July 30, 2009, between Nexen Inc. and Deutsche Bank Trust Company Americas, as Trustee.
4.4	Third Supplemental Indenture, dated as of February 24, 2013, between Nexen Inc. and Deutsche Bank Trust Company Americas, as Trustee.
4.5	Form of Fourth Supplemental Indenture.
4.6	Indenture, dated as of April 28, 1998, between Nexen Inc. (formerly Canadian Occidental Petroleum Ltd.) and CIBC Mellon Trust Company, as Trustee
4.7	First Supplemental Indenture, dated as of April 28, 1998, between Nexen Inc. (formerly Canadian Occidental Petroleum Ltd.) and CIBC Mellon Trust Company, as Trustee
4.8	Second Supplemental Indenture, dated as of February 4, 1999, between Nexen Inc. (formerly Canadian Occidental Petroleum Ltd.) and CIBC Mellon Trust Company, as Trustee
4.9	Third Supplemental Indenture, dated as of March 11, 2002, between Nexen Inc. and CIBC Mellon Trust Company, as Trustee
4.10	Fourth Supplemental Indenture, dated as of November 20, 2003, between Nexen Inc. and CIBC Mellon Trust Company, as Trustee
4.11	Fifth Supplemental Indenture, dated as of March 10, 2005, between Nexen Inc. and CIBC Mellon Trust Company, as Trustee
4.12	Sixth Supplemental Indenture, dated as of February 24, 2013, between Nexen Inc. and CIBC Mellon Trust Company, as Trustee
4.13	Form of Seventh Supplemental Indenture.
5.1	Opinion of Davis Polk & Wardwell LLP, US legal advisors to CNOOC Limited
15.1	Letter of Ernst & Young
23.1	Consent of Ernst & Young
23.2	Consent of Davis Polk & Wardwell LLP, US legal advisors to CNOOC Limited (included in Exhibit 5.1)
24.1	Powers of attorney (included on signature page)
25.1	Form T-1 Statement Of Eligibility Under the Trust Indenture Act of 1939
25.2	Form T-1 Statement Of Eligibility Under the Trust Indenture Act of 1939

Item 10.  Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CNOOC Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on March 7, 2013.

CNOOC Limited
By:	/s/ Fanrong Li
	Name:	Fanrong Li
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Chi Cheng and Falin Xiang (with full power to each of them to act alone), as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents that may be required in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Fanrong Li	Executive Director, Chief Executive Officer and President (Principal Executive Officer)	March 7, 2013
Fanrong Li
/s/ Hua Zhong	Chief Financial Officer (Principal Financial and Accounting Officer)	March 7, 2013
Hua Zhong
/s/ Yilin Wang	Chairman of the Board and Non-executive Director	March 7, 2013
Yilin Wang
/s/ Hua Yang	Vice Chairman of the Board and Non-executive Director	March 7, 2013
Hua Yang
/s/ Guangqi Wu	Executive Director and Compliance Officer	March 7, 2013
Guangqi Wu
/s/ Shouwei Zhou	Non-executive Director	March 7, 2013
Shouwei Zhou

Signature	Title	Date

/s/ Zhenfang Wu	Non-executive Director	March 7, 2013
Zhenfang Wu
/s/ Sung Hong Chiu	Independent Non-executive Director	March 7, 2013
Sung Hong Chiu
/s/ Lawrence J. Lau	Independent Non-executive Director	March 7, 2013
Lawrence J. Lau
/s/ Aloysius Hau Yin Tse	Independent Non-executive Director	March 7, 2013
Aloysius Hau Yin Tse
/s/ Tao Wang	Independent Non-executive Director	March 7, 2013
Tao Wang

Authorized Representative
/s/ Qing Jiang		March 7, 2013
Qing Jiang, as duly authorized representative of CNOOC Limited in the United States

Exhibit Number	Description of Document
4.1	Indenture, dated as of May 4, 2007, between Nexen Inc. and Deutsche Bank Trust Company Americas, as Trustee.
4.2	First Supplemental Indenture, dated as of May 4, 2007, between Nexen Inc. and Deutsche Bank Trust Company Americas, as Trustee.
4.3	Second Supplemental Indenture, dated as of July 30, 2009, between Nexen Inc. and Deutsche Bank Trust Company Americas, as Trustee.
4.4	Third Supplemental Indenture, dated as of February 24, 2013, between Nexen Inc. and Deutsche Bank Trust Company Americas, as Trustee.
4.5	Form of Fourth Supplemental Indenture.
4.6	Indenture, dated as of April 28, 1998, between Nexen Inc. (formerly Canadian Occidental Petroleum Ltd.) and CIBC Mellon Trust Company, as Trustee
4.7	First Supplemental Indenture, dated as of April 28, 1998, between Nexen Inc. (formerly Canadian Occidental Petroleum Ltd.) and CIBC Mellon Trust Company, as Trustee
4.8	Second Supplemental Indenture, dated as of February 4, 1999, between Nexen Inc. (formerly Canadian Occidental Petroleum Ltd.) and CIBC Mellon Trust Company, as Trustee
4.9	Third Supplemental Indenture, dated as of March 11, 2002, between Nexen Inc. and CIBC Mellon Trust Company, as Trustee
4.10	Fourth Supplemental Indenture, dated as of November 20, 2003, between Nexen Inc. and CIBC Mellon Trust Company, as Trustee
4.11	Fifth Supplemental Indenture, dated as of March 10, 2005, between Nexen Inc. and CIBC Mellon Trust Company, as Trustee
4.12	Sixth Supplemental Indenture, dated as of February 24, 2013, between Nexen Inc. and CIBC Mellon Trust Company, as Trustee
4.13	Form of Seventh Supplemental Indenture.
5.1	Opinion of Davis Polk & Wardwell LLP, US legal advisors to CNOOC Limited
15.1	Letter of Ernst & Young
23.1	Consent of Ernst & Young
23.2	Consent of Davis Polk & Wardwell LLP, US legal advisors to CNOOC Limited (included in Exhibit 5.1)
24.1	Powers of attorney (included on signature page)
25.1	Form T-1 Statement Of Eligibility Under the Trust Indenture Act of 1939
25.2	Form T-1 Statement Of Eligibility Under the Trust Indenture Act of 1939